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                                                                     EXHIBIT 3.1


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       of

                          HOLLY ENERGY PARTNERS, L.P.

         This Certificate of Limited Partnership, dated March 9, 2004, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act") to form a limited partnership under the Act.

         1. Name. The name of the limited partnership is "Holly Energy Partners, L.P."

         2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

             Corporation Trust Center
             1209 Orange Street
             Wilmington, Delaware 19801.

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

             The Corporation Trust Company
             Corporation Trust Center
             1209 Orange Street
             Wilmington, Delaware 19801.

         3. General Partner. The name and the business, residence or mailing address of the general partner are:

             HEP Logistics Holdings, L.P.
             100 Crescent Court, Suite 1600
             Dallas, Texas 75201.

         EXECUTED as of the date written first above.

                                   HEP LOGISTICS HOLDINGS, L.P.
                                   Its General Partner

                                   By: /s/ JAMES TOWNSEND
                                      ---------------------------------------
                                       James Townsend
                                       Authorized Person